Exhibit 99.5

 Photronics, Inc.  Q1 2020 Financial Results Conference CallMarch 4, 2020

 Safe Harbor Statement  2  This presentation and some of our comments may contain projections or other forward-looking statements regarding future events, our future financial performance, and/or the future performance of the industry. These statements are predictions, and contain risks and uncertainties. Actual events or results may differ materially from those presented. These statements include words like “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “may”, “plan”, “project”, “in our view” or the negative thereto. We cannot guarantee the accuracy of any forecasts or estimates, and we are not obligated to update any forward-looking statements if our expectations change. If you would like more information on the risks involved in forward-looking statements, please see the documents we file from time to time with the Securities and Exchange Commission.

 Photronics Investor DayFriday, May 29, 2020New York Hilton Midtown ManhattanNew York CityDetails to follow. Contact Troy Dewar (tdewar@photronics.com) with questions.  Save the Date

Q1 2020 Summary

- **Record revenue of $159.7M, up 2% Q/Q and 28% Y/Y**
  - Record FPD revenue driven by mobile displays and Hefei production ramp
  - IC revenue up Y/Y as design activity remains strong; seasonal softness in memory Q/Q
  - Record revenue of products shipped to China, up 13% Q/Q; represents 37% of total revenue
- **Net income attributable to Photronics, Inc. shareholders of $10.3M ($0.16/share)**
- **Cash balance grew to $218M; $31M operating cash generation**
- **Repurchased 0.9M shares for $11M**
- **China production contributed $20M to revenue; Hefei facility generated operating profit and positive operating cash flow**
- **Potential impact in Q2 due to coronavirus**

Successfully repositioned the business; China investments driving long-term, profitable growth

4

PHOTRONICS

$M (except EPS)  Q120  Q419  Q/Q  Q119  Y/Y  Revenue  $ 159.7  $ 156.3  2%  $ 124.7  28%  Gross Profit  $ 34.6  $ 38.2  (9%)  $ 26.1  33%  Gross Margin  21.7%  24.4%  (270 bps)  20.9%  80 bps  Operating Income  $ 16.3  $ 21.5  (24%)  $ 8.0  103%  Operating Margin  10.2%  13.7%  (350 bps)  6.5%  370 bps  Other income (expense)  $ 3.7  ($ 6.1)  $ 9.8  $ 1.1  $ 2.6  Income tax provision  $ 9.1  $ 2.3  $ 6.7  $ 1.4  $ 7.7  Minority interest  $ 0.6  $ 3.3  ($ 2.7)  $ 2.5  ($ 1.9)  Net Income*  $ 10.3  $ 9.7  6%  $ 5.3  96%  Diluted EPS*  $ 0.16  $ 0.15  $ 0.01  $ 0.08  $ 0.08  Days in quarter  94  95  (1)  88  6  Gross and operating margin negatively affected by higher ramp and compensation expenseChina operations were $2.9M negative impact to operating income; Hefei facility achieved operating profitOther income includes FX gain and higher China interest expenseMinority interest reflects Taiwan JV gain offset by China JV loss  Income Statement Summary  5  *Net income attributable to Photronics, Inc. shareholders

 High-end down Q/Q on seasonal softness; Y/Y driven by strong logic and memoryChina revenue strong as design activity remains robust+3% Q/Q; +74% Y/YRepresents 24% of Q120 IC revenueOutlookHigh uncertainty related to coronavirus reactionOtherwise, expect stable to improving high-end demandAnticipate production ramping in Xiamen  $M  Q120  Q419  Q/Q  Q119  Y/Y  High-End*  $ 41.0  $ 45.0  (9%)  $ 34.6  19%  Mainstream  $ 65.9  $ 67.6  (2%)  $ 60.3  9%  Total  $ 107.0  $ 112.5  (5%)  $ 94.9  13%  IC Photomask Revenue  6  *28nm and smaller  Total may differ due to rounding

 Record FPD revenue driven by mobile displays and China production ramp, including G10.5+China revenue +22% Q/Q; +154% Y/YRepresents 62% of Q120 FPD revenueOutlookHigh uncertainty related to coronavirus reactionMobile display demand expected to remain highProduction should remain at capacity  $M  Q120  Q419  Q/Q  Q119  Y/Y  High-End*  $ 39.8  $ 25.4  56%  $ 15.4  159%  Mainstream  $ 13.0  $ 18.3  (29%)  $ 14.5  (10%)  Total  $ 52.8  $ 43.7  21%  $ 29.8  77%  FPD Photomask Revenue  7  *≥G10.5, AMOLED and LTPS  Total may differ due to rounding

   Full-year 2018  Q119  Q219  Q319  Q419  Full-year 2019  High-End FPD  52,942   15,350    22,051    23,088    25,435   85,924  Mainstream FPD  66,270   14,482    10,942    14,839    18,283   58,546  Total FPD  119,212   29,832    32,993    37,927    43,718   144,470  To align with industry trends and reflect our new operating environment, we redefined high-end FPD photomasksOld definition: AMOLED, G8.5 or greater (includes G10.5+)New definition: AMOLED, G10.5+ (G8.5 now mainstream), LTPSTable shows revenue splits per new definition  New FPD High-End Definition  8

 $M  Q120  Q419  Q119  Cash  $ 218  $ 207  $ 232  Debt  $ 54  $ 53  $ 86  Net Cash*  $ 164  $ 154  $ 146  Operating Cash Flow  $ 31  $ 45  ($ 19)  Capital Expenditures  $ 14  $ 18  $ 107  Government Incentives  $ 2  $ 9  $ 5  Share repurchase  $ 11  $ 11  $ 11  Debt is local China borrowing to finance fixed assetsFY 2020 capex ~ $100M (includes 2019 carryover & $35M capital lease)Repurchased 0.9M shares for $11MBalance sheet able to fund planned investments, share repurchases, and strategic M&A opportunities  Select Financial Data  9  *Net cash defined as cash and cash equivalents less long-term borrowings (including current portion), as reported in accordance with GAAP

 Revenue ($M)  $145 - $155  Operating Margin  7% - 11%  Taxes ($M)  $3.5 - $4.5  EPS  $0.11 - $0.17  Diluted Shares (M)  ~66  High uncertainty related to coronavirus reactionFPD demand growing (AMOLED, LTPS, G10.5+)High-end IC markets stable to improvingRamping China production (IC & FPD)Potential geopolitical headwind  Q220 Guidance   10

 Thank you for your interest!  For Additional Information:R. Troy Dewar, CFAVice President, Investor Relations203.740.5610tdewar@photronics.com

 Appendix

 Total Revenue  13      IC  FPD

 IC Photomask Revenue  14      Mainstream  High-End  High-End: 28nm and smaller; total may differ due to rounding

 FPD Photomask Revenue  15      Mainstream  High-End  High-End: ≥G10.5, AMOLED and LTPS; total may differ due to rounding